First NLC Trust 2005-3
Disclaimer
COMPUTATIONAL MATERIALS
This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.
Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.
Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.
If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.
The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither FBR nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Questions for US RMBS
FNLC 2005-3
1.	Are the loans 100% originated by the seller of this transaction? Or are they re-underwritten (wholesale)? Please provide breakdown.
The loans were acquired by First NLC though their correspondent channel. First NLC re-underwrites 100% of the loans pursuant to their guidelines.
2.	Please provide details of the loan documentation requirements of the various doc categories.
See below.
3.	How does having Wells Fargo as servicer and Master Servicer work? What are the Master Servicers responsibilities? Hot back-up or less, please detail.
4.	What % of the pool is composed of loans which have the same length IO and fixed rate period?
0.78% of the pool are IO loans with a first interest adjustment that coincides with the first payment of principal.
5.	Are there any silent second liens? If so, please give CLTV strats.

Original CLTV (%)			% of
Including Silent		Principal	Principal
Seconds	Count	Balance	Balance
15.01 - 20.00	1	79,851.53	0.02
20.01 - 25.00	5	399,328.51	0.10
25.01 - 30.00	4	508,280.83	0.12
30.01 - 35.00	5	860,929.90	0.21
35.01 - 40.00	9	1,124,066.71	0.27
40.01 - 45.00	12	1,720,855.38	0.42
45.01 - 50.00	21	3,732,614.79	0.91
50.01 - 55.00	25	4,464,799.94	1.09
55.01 - 60.00	39	7,524,224.09	1.84
60.01 - 65.00	56	12,769,799.95	3.12
65.01 - 70.00	99	24,036,876.76	5.86
70.01 - 75.00	135	34,271,865.42	8.36
75.01 - 80.00	252	59,872,215.44	14.61
80.01 - 85.00	154	41,282,092.33	10.07
85.01 - 90.00	217	54,086,061.18	13.20
90.01 - 95.00	142	29,762,606.11	7.26
95.01 - 100.00	823	132,745,554.34	32.39
100.01 - 105.00	1	131,683.79	0.03
105.01 - 110.00	1	490,162.67	0.12

Total:	2,001	409,863,869.67	100.00

6.	Were second liens originated at the same time as first liens?
Generally, most second liens were originated in conjunction with the first lien.

7.	Are there any servicer advances, if so, are they for both interest and principal, are they refundable and how?
Both principal and interest are advanced. The servicer is reimbursed when the payment is made by the borrower or from proceeds from the liquidation of the loan. If liquidation proceeds are not enough to reimburse all advances on that loan the servicer may recoup advances from the Collection Account.
8.	What are the assumptions used to calculate the hedge balances?
The FBR portfolio uses its internal speed and loss assumptions to determine hedge balances.
9.	Who is the cap/swap counterparty? If unknown, what are the criteria?
The cap provider must meet S&P and Moody’s criteria for credit in structured finance transactions.
10.	Is there a hard cap or life cap in the deal? If so, what level?
14.00% hard cap.
11.	Please provide historical performance for the originator(s) over the last 5 years.
N/A.
12.	Are any of the prepayment penalty fees paid to the benefit of the waterfall? If so, how much and structure of how split?
No
13.	Do AAA Class cap payments go directly and only to pay AAA Class shortfalls? Please send the applicable payment waterfall.
Cap payments are incorporated at the top of the waterfall as interest payments. Please see page 5, 6, and 8.
From #2
307 Income documentation programs
307.1 Full documentation program (full doc)
All income sources should exhibit a steady or increasing trend. Any decreasing trend should be thoroughly investigated and evaluated before the income is used for qualification. A decreasing income source must be carefully evaluated and include a reasonable explanation for the decrease and evidence indicating that the income should not be expected to decrease further.
Two (2) years’ verification of income should include the previous two (2) calendar years and a year-to-date figure. In certain circumstances, it may be justifiable to use a past-year and year-to-date average, such as when averaging prior year income and YTD income in the second half of the current year. New sources of income, such as trusts or large amounts of money recently obtained and which generate interest or dividend income, require at least a one (1)-year history in order to properly evaluate the amount of income to be generated by this type of account.
307.1.a Salaried and hourly borrowers
Salaried and hourly borrowers are borrowers whose regular earnings come from employment. Earnings are generally based upon an hourly, monthly, or annual rate of pay. Income cannot be based upon production, sales, or other measures of output. If employment stability and probable continuance have been established, the current level of income may be used for qualification.
Acceptable verification of employment/full documentation of income:
•	One (1) most recent pay stub (within 60 days) showing year-to-date earnings, or Two (2) non year-to-date/ handwritten stubs, AND a fully completed verification of employment (VOE) for at least two (2) years, signed and dated by the borrower’s employer, or the last two (2) years’ W-2s or the last two (2) years’ 1040s.

•	Tax returns for all employees employed by relatives

•	Twelve (12) months’ personal bank statements (all pages); income based on the average deposits. Business bank statements acceptable when accompanied by a P&L and expense factor is applied.
A First NLC employee conducts a verbal verification of a borrower’s employment on all loans.
Acceptable sources of income:
Base income
Care should be taken to properly determine the monthly base income. Formulas to determine the gross monthly figures are as follows:
•	For annual salary: divide the annual salary by 12

•	For semi-monthly salary: multiply the semi-monthly salary by 24, then divide by 12

•	For biweekly salary: multiply the biweekly salary by 26, then divide by 12

•	For weekly salary: multiply by 52, then divide by 12
Overtime
This income can be used to qualify a borrower, provided it is of an ongoing nature and expected to continue and has a twelve (12)-month history.
Commissions
This income may be used to qualify the borrower, provided there is at least a two (2)-year history of receipt and the employer verifies that such income is typical for the occupation and likely to continue. The most recent 24-month average determines the monthly amount. If there is an indication of declining income, the current year’s income is used instead of a 24-month average.

Bonus income
Since bonuses are considered to be an employer’s option, sufficient documentation should be provided to substantiate past receipt and continuation. The most recent 24-month average determines the monthly amount, and the employer should verify that future bonus earnings would be comparable to or greater than past receipts.
Tips
The borrower should provide tax returns to document this type of income. The borrower’s present position should be reviewed to ascertain that he or she had not had a change in position that would result in the loss of tip income. A two (2)-year average of tip income is used for qualification.
Part-time or second-job income
Income from part-time or second-job employment may be used to qualify a borrower, provided a one (1)-year history of part-time employment is verified. The lower of the average number of hours currently worked or the average of actual figures for previous-year and year-to-date pay records is used to qualify.
Income from seasonal employment
Income from seasonal employment may be used to qualify a borrower, provided a clear history of this type of employment is established. If proof that the borrower is physically on the job would be impossible to obtain, a letter regarding the present situation may be acceptable on a case-by-case basis. Probability of continuance must also be clearly established. Qualifying income is based on the average of the most recent 24 months.
307.1.b Self-employed borrowers
A self-employed borrower is anyone who is an owner of a sole proprietorship or who owns at least 25% of a corporation or partnership.
A sole proprietorship is a business that is wholly owned by one (1) individual.
A partnership is a conduit business structure comprised of two (2) or more individuals forming a business as co-owners. Partnerships can be either limited or general.
A corporation is a state-chartered business owned by stockholders.
First NLC will qualify a self-employed borrower, provided his or her business has been established for at least two (2) years. However, First NLC will consider less than two (2) years’ self-employment, provided the borrower has a history of employment in the same or related field and can document reasonable probability of success and provide one (1) year’s tax returns.
Qualifying income for the self-employed borrower is calculated based on the borrower’s personal 1040 tax returns supported by appropriate signed tax returns (1065, 1120, 1041, etc.).
Acceptable full documentation for self-employed borrowers:

•	Last two (2) years’ signed 1040s, including all schedules and current profit-and-loss statements; when analyzing 1040s, the following adjustments and/or add-backs to the borrower’s reported income (line 31 of the 1040) are allowable:
-	Depreciation on real property from Schedule E

-	Depletion

-	IRA and Keogh contributions

-	Interest-income exclusions

-	Penalties on early withdrawal

-	Amortization (Form 4562)

-	Self-employed health insurance deductions

-	Alimony
•	12 months’ personal bank statements (all pages); income based on the average deposits.

•	Business bank statements are considered if the borrower is a 100% owner and a 25% expense ratio is applied to the average deposits.
A first NLC employee conducts a verbal verification of business existence on all loans where the borrower is self-employed.
307.1.c Miscellaneous/other income
Rental income
Rental income from owner-occupied 2-4 units and investment properties may be utilized to qualify a borrower. Rental income from commercial properties may also be utilized, provided ownership can be established and cash flow is available to the borrower.
Acceptable documentation and corresponding methods to determine the net rental income/loss are as follows:
•	Tax return method—12-month average of net income, as shown on Schedule E of signed 1040s – appropriate deductions can be added back to income. A net loss is considered long-term debt.

•	Net rental income method—current rental agreements. Income is calculated as 75% of rents, with 25% deducted for maintenance expense and vacancy factor. Gross Monthly Rental x 75% — (PITI + HOA dues).

•	100% of rental income may be used on O/O 2-4 unit properties.
Interest income from savings accounts
Interest income from savings accounts may be utilized to qualify a borrower, provided that a two (2)-year history for this type of income is established. The accounts generating this income are verified as still open and containing sufficient balances to continue providing a similar level of income. Income produced by accounts that are to be liquidated for use toward the loan transaction may not be used for qualification since this income will cease upon liquidation.
Acceptable documentation would be signed 1040s for the past two (2) years.

Interest income from notes receivable
Income from notes receivable may be utilized to qualify a borrower, provided interest payments are on a regular basis and will continue for at least three (3) years. The note must be reviewed to ascertain that no other party is entitled to a share of the payments.
Required documentation:
•	Signed 1040s for the past two (2) years

•	A copy of the note showing the principal amount, terms of payment, and the fact that income will continue for a period longer than 36 months
Trust income
Trust income may be utilized to qualify a borrower, provided it is received on a regular basis and will continue for at least three (3) years. The borrower must also provide evidence that he or she has received trust income.
Required documentation:
•	Signed 1040s for the past two (2) years

•	A copy of the trust agreement or personal bank statements demonstrating both history and likelihood that the income will continue for a period longer than 36 months.
Alimony and/or child support
Alimony and/or child support may be utilized as income in qualifying a borrower, provided a borrower’s right to and the amount of payments are established. The payments must continue for a period of at least three (3) years. The ages of the children must be documented if current ages cannot be determined from the divorce documents.
Acceptable documents are a copy of filed divorce decree or separation agreement indicating the amount and duration of support. (Cancelled checks and/or bank statements may be required on a case-by-case basis.)
Foster care income
Income from foster care may be utilized as income in qualifying a borrower if copies of letters from the Welfare Department showing the number of children and amounts paid are provided. In states where necessary, licensee verification is required. A two (2)-year history of receipt must be documented.
Public assistance, retirement, Social Security, and disability income
Retirement income is verified through means that establish the amount of current income. Any award letters are examined for any factors that would indicate that the amount specified would not be expected to continue. These factors could be maximum earnings allowed from employment or the fact that the Social Security is for minor children who will become ineligible for payments within three (3) years.
Acceptable documents are as follows:

•	Social Security—current award letter or current bank statements (SSI may be grossed up to 133%

•	Pension—current award letter or current bank statements

•	1099s for most recent 2 years

•	Disability—current award letter or bank statement providing the benefit would continue for a period of 36 months
307.2 NIV (No Income Verification)
The NIV program is available to salaried or self-employed borrowers. The income stated must be attainable when compared to the borrower’s credit profile. If the loan file does not support the income stated, additional documentation may be requested from the borrower to substantiate the income claimed in the loan application.
•	Income is taken from the application as stated by the borrower.

•	Income stated on 1003 must be attainable for the line of business, profession, or employment.

•	Business license if required by law, or if not required by law, proof of business existence (e.g. verified CPA letter, business insurance, 2 years blacked out Schedule C’s or yellow page listing, reference letters, etc.) is required.

•	A First NLC employee conducts verbal verification of employment
307.3 Reduced documentation program (Reduced Doc)
The Reduced Doc program is available to salaried, self-employed and commissioned borrowers.
307.3.a Salaried and hourly employees
•	Income is taken from the average deposits from 6 months personal bank statements OR

•	The most recent paycheck stub (within 60 days) showing year–to-date income

•	A First NLC employee conducts verbal verification of employment
307.3.b Self-employed and Commissioned Borrowers
•	Income is taken from the average deposits from 6 months personal bank statements. Business statements may be used with a 25% expense factor applied to the average deposits.

•	Business license if required by law, or if not required by law, proof of business existence (e.g. verified CPA letter, business insurance, 2 years blacked out Schedule C’s or yellow page listing, reference letters, etc.) is required.

•	A First NLC employee conducts verbal verification of employment
307.4 STATED
Income must be stated on the 1003. The income stated must be attainable when compared to the borrower’s credit profile. If the credit profile does not support the income stated, additional documentation may be requested from the borrower to substantiate the income claimed in the loan application.
•	Income is taken from the application as stated by the borrower.